                          OPPENHEIMER MUNICIPAL FUND

                                   BY-LAWS
               (as amended and restated as of October 24, 2000)

                                  ARTICLE I

                                 SHAREHOLDERS

     Section 1. Place of  Meeting.  All  meetings of the  Shareholders  (which terms as used  herein  shall,  together  with all other  terms  defined in the
Declaration  of Trust,  have the same meaning as in the  Declaration of Trust)
shall be held at the  principal  office of the Trust or at such other place as may from time to time be  designated  by the Board of  Trustees  and stated in the notice of meting.

     Section 2.  Shareholder  Meetings.  Meetings of the  Shareholders for any
purpose or purposes  may be called by the  Chairman of the Board of  Trustees, if any, or by the  President  or by the Board of Trustees  and shall be called
by  the  Secretary   upon  receipt  of  the  request  in  writing   signed  by
Shareholders  holding  not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat.  Such request shall  state the purpose or purposes of the  proposed  meeting.  In  addition, meetings of the  Shareholders  shall be called by the Board of  Trustees  upon receipt of the request in writing  signed by  Shareholders  that have,  for at least  six  months  prior to  making  such  requests,  held not less  than ten percent in amount of the entire  number of Shares issued and  outstanding  and entitled to vote thereat,  stating that the purpose of the proposed meeting is the removal of a Trustee.

     Section  3.  Notice of  Meetings  of  Shareholders.  Written  or  printed notice of every  meeting of  Shareholders,  stating the time and place thereof
(and the  general  nature of the  business  proposed to be  transacted  at any special  or  extraordinary  meeting),  shall  be  given  to  each  Shareholder entitled to vote at such meeting by leaving the same with each  Shareholder at the  Shareholder's  residence  or usual  place of  business  or by mailing it, postage prepaid and addressed to the Shareholder's  address as it appears upon the books of the Trust. In lieu thereof,  such notice also may be delivered by such other means, for example  electronic  delivery,  to the extent consistent with applicable laws.

     No notice of the time,  place or purpose of any  meeting of  Shareholders need be given to any  Shareholder  who attends in person or by proxy or to any
Shareholder  who,  in  writing  executed  and filed  with the  records  of the meeting, either before or after the holding thereof, waives such notice.

     Section 4. Record  Dates.  The Board of Trustees  may fix, in advance,  a record date for the  determination  of Shareholders  entitled to notice of and to vote at any meeting of Shareholders  and  Shareholders  entitled to receive any  dividend  payment  or  allotment  of  rights,  as the case  may be.  Only
Shareholders  of record on such date and entitled to receive such dividends or rights  shall be  entitled  to  notice  of and to vote at such  meeting  or to receive such dividends or rights, as the case may be.

     Section  5.  Access to  Shareholder  List.  The Board of  Trustees  shall make  available  a list of the  names and  addresses  of all  shareholders  as recorded  on the books of the Trust,  upon  receipt of the  request in writing signed by not less than ten  Shareholders  holding  Shares of the Trust valued at $25,000  or more at  current  offering  price (as  defined  in the  Trust's
Prospectus),  or  holding  not less than one  percent  in amount of the entire number of shares of the Trust issued and outstanding;  such request must state that such  Shareholders  wish to communicate  with other  Shareholders  with a view to obtaining  signatures to a request for a meeting pursuant to Section 2 of Article II of these By-Laws and accompanied by a form of  communication  to the  Shareholders.  The Board of Trustees may, in its discretion,  satisfy its obligation  under this Section 5 by either making  available  the  Shareholder
List to such  Shareholders  at the principal  offices of the Trust,  or at the offices of the Trust's  transfer agent,  during regular  business hours, or by mailing  a copy of  such  Shareholders'  proposed  communication  and  form of request, at their expense, to all other Shareholders.

     Section 6. Quorum,  Adjournment  of  Meetings.  The presence in person or by proxy of the  holders of record of more than 50% of the Shares of the stock of the Trust  issued and  outstanding  and  entitled  to vote  thereat,  shall constitute  a quorum at all  meetings of the  Shareholders.  If at any meeting
of  the  Shareholders  there  shall  be  less  than  a  quorum  present,   the
Shareholders present at such meeting may, without further notice,  adjourn the same from time to time until a quorum shall attend,  but no business  shall be transacted  at any such  adjourned  meeting  except  such as might  have  been lawfully transacted had the meeting not been adjourned.

      If a quorum  is  present  but  sufficient  votes in favor of one or more proposals  have not been  received,  any of the  persons  named as  proxies or attorneys-in-fact  may propose and  approve  one or more  adjournments  of the meeting  to  permit  further  solicitation  of  proxies  with  respect  to any proposal.  All  such  adjournments  will  require  the  affirmative  vote of a majority  of the shares  present  in person or by proxy at the  session of the meeting to be adjourned.  Prior to any such  adjournment,  any lawful business may be transacted.

     Section 7.  Voting  and  Inspectors.  At all  meetings  of  Shareholders, every  Shareholder  of  record  entitled  to  vote at such  meeting  shall  be entitled to vote at such meeting either in person or by proxy.  Proxies may be given by or on behalf of a  Shareholder  in  writing or by  electronic  means, including by telephone, facsimile or via the Internet.

     All  elections of Trustees  shall be had by a plurality of the votes cast and all  questions  shall be decided by a majority of the votes cast,  in each case at a duly  constituted  meeting,  except  as  otherwise  provided  in the
Declaration  of Trust or in these By-Laws or by specific  statutory  provision superseding the restrictions  and limitations  contained in the Declaration of
Trust or in these By-Laws.

     At any election of  Trustees,  the Board of Trustees  prior  thereto may, or, if they have not so acted,  the  Chairman of the meeting may, and upon the request of the  holders of ten per cent (10%) of the Shares  entitled  to vote at such  election  shall,  appoint two  inspectors of election who shall first subscribe  an  oath  or  affirmation  to  execute  faithfully  the  duties  of inspectors  at such  election  with strick  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote  taken.  No  candidate  for the  office of Truste  shall be appointed such Inspector.

     The  Chairman  of the meeting may cause a vote by ballot to be taken upon any  election or matter,  and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares  entitled to vote on such election or matter.

     Section  8.  Conduct  of  Shareholders'  Meetings.  The  meetings  of the
Shareholders  shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present,  by the  President,  or if he shall not be present,  by a  Vice-President,  or if none of the Chairman of the Board of
Trustees,  the President or any Vice-President is present, by a chairman to be elected at the meeting.  The Secretary of the Trust, if present,  shall act as
Secretary of such meetings,  or if he is not present,  an Assistant  Secretary shall so act, if neither the Secretary nor an Assistant  Secretary is present, than the meeting shall elect is secretary.

     Section  9.  Concerning  Validity  of  Proxies,  Ballots,  Etc.  At every meeting of the
Shareholders,  all proxies  shall be  received  and taken in charge of and all ballots shall be received and  canvassed by the secretary of the meeting,  who shall decide all questions  touching the qualification of voters, the validity of the proxies,  and the acceptance or rejection of votes,  unless  inspectors of  election  shall have been  appointed  as  provided  in Section 7, in which event such inspectors of election shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

     Section 1.  Number and Tenure of Office.  The  business  and  property of the Trust shall be conducted and managed by a Board of Trustees  consisting of the number of initial Trustees,  which number may be increased or decreased as provided  in  Section  2 of  this  Article.  Each  Trustee  shall,  except  as otherwise provided herein,  hold office until the next meeting of Shareholders of the Trust  following  his  election  called  for the  purpose  of  electing
Trustees or until his successor is duly elected and  qualifies.  Trustees need not be Shareholders.

     Section 2.  Increase  of  Decrease in Number of  Trustees;  Removal.  The
Board  of  Trustees,  by the  vote of a  majority  of the  entire  Board,  may increase  the number of Trustees to a number not  exceeding  fifteen,  and may elect  Trustees to fill the vacancies  created by any such increase the number of  Trustees  until  the next  meeting  called  for the  purpose  of  electing
Trustees or until their successors are duly elected and qualify:  the Board of
Trustees,  by the  vote  of a  majority  of the  entire  Board,  may  likewise decrease  the  number of  Trustees  to a number  not less  than  three but the tenure of office of any Trustee  shall not be  affected by any such  decrease.
Vacancies  occurring other than by reason of any such increase shall be filled as provided for a  Massachusetts  business  trust. In the event that after the proxy  material  has been  printed  for a  meeting  of  Shareholders  at which
Trustees  are to be elected and any one or more  nominees  named in such proxy material  dies or become  incapacitated,  the  authorized  number of  Trustees shall be  automatically  reduced  by the number of such  nominees,  unless the
Board of Trustees prior to the meeting shall  otherwise  determine.  A Trustee at any time may be removed  either with or without  cause by  resolution  duly adopted by the affirmative  votes of the holders of the majority of the Shares of the Trust,  present in person or by proxy at any meeting of Shareholders at which such vote may be taken,  provided that a quorum is present.  Any Trustee at any  time may be  removed  for  cause by  resolution  duly  adopted  at any meeting of the Board of Trustees  provided that notice thereof is contained in the notice of such meeting and that such  resolution is adopted by the vote of at least two thirds of the  Trustees  whose  removal is not  proposed.  As use herein,  "for cause" shall mean any cause which under  Massachusetts law would permit the removal of a Trustee of a business trust.

     Section 3.  Place of  Meeting.  The  Trustees  may hold  their  meetings,
have  one  or  more  offices,   and  keep  the  books  of  the  Trust  outside
Massachusetts,  at any office or offices of the Trust or at any other place as they  may  from  time to time by  resolution  determine,  or,  in the  case of meetings,  as they may from time to time by  resolution  determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 4. Regular  Meetings.  Regular  meetings of the Board of Trustees shall be held at such time and on such  notice,  if any, as the  Trustees  may from time to time determine.

     Section 5. Special  Meetings.  Special  meetings of the Board of Trustees may be held  from  time to time  upon  call of the  Chairman  of the  Board of
Trustees,  if any,  the  President  or two or more  of the  Trustees,  by oral telegraphic  or  written  notice  duly  served  on or sent or  mailed  to each
Trustee not less than one day before such meeting.  No notice need be given to any Trustee  who  attends in person or to any Trustee who in writing  executed and filed with the records of the meeting  either  before or after the holding thereof,  waives such  notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section  6.  Quorum.  One-third  of the  Trustees  then in  office  shall constitute a quorum for the  transaction  of business,  provided that a quorum shall  in no case be less  than two  Trustees.  If at any of the  Board  there shall be less than a quorum present (in person or by open  telephone  line, to the extent permitted by the Investment  Company Act of 1940 (the "1940 Act")),
a majority of those  present may adjourn the meeting from time to time until a quorum  shall have been  obtained.  The act of the  majority  of the  Trustees present  at any  meeting  at which  there is a quorum  shall be the act of the
Board,  except as may be otherwise  specifically  provided by statute,  by the
Declaration of Trust or by these By-Laws.

     Section  7.  Executive  Committee.  The  Board of  Trustees  may,  by the
affirmative  vote of a majority of the entire  Board,  elect from the Trustees an  Executive  Committee  to consist of such  number of  Trustees as the Board may from time to time  determine.  The Board of Trustees  by such  affirmative vote shall have power at any time to change the members of such  Committee and may fill  vacancies in the Committee by election  from the Trustees.  When the
Board of Trustees is not in session,  the Executive  Committee  shall have and may  exercise  any or all of the  powers  of  the  Board  of  Trustees  in the management  of the business and affairs of the Trust  (including  the power to authorize  the seal of the Trust to be affixed to all papers which may require
it) except as  provided  by law and except the power to  increase  or decrease the size of, or fill vacancies on the Board.  The Executive  Committee may fix its own rules of procedure,  and may meet,  when and as provided by such rules or by resolution  of the Board of Trustees,  but in every case the presence of a majority  shall be necessary to  constitute a quorum.  In the absence of any member of the Executive  Committee the members thereof present at any meeting, whether or not they constitute a quorum,  may appoint a member of the Board of
Trustees to act in the place of such absent member.

     Section 8. Other  Committees.  The Board of Trustees,  by the affirmative vote of a majority of the entire  Board,  may appoint other  committees  which shall in each case  consist of such number of members  (not less than two) and shall have and may  exercise  such  powers as the Board may  determine  in the resolution  appointing  them. A majority of all members of any such  committee may determine its action,  and fix the time and place of its meetings,  unless the Board of Trustees  shall  otherwise  provide.  The Board of Trustees shall have  power  at any  time  to  change  the  members  and  powers  of any  such committee, to fill vacancies, and to discharge any such committee.

     Section 9.  Informal  Action by _and  Telephone  Meetings of Trustees and
Committees.  Any action  required or  permitted  to be taken at any meeting of the  Board  of  Trustees  or any  committee  thereof  may be taken  without  a meeting,  if a written  consent to such action is signed by all members of the
Board,  or of such  committee,  as the case may be.  Trustees  or members of a committee of the Board of Trustees may  participate in a meeting by means of a conference telephone or similar communications  equipment;  such participation shall,  except as otherwise  required by the 1940 Act, have the same effect as presence in person.

     Section  10.  Compensation  of  Trustees.  Trustees  shall be entitled to receive such  compensation  from the Trust for their services as may from time to time be voted by the Board of Trustees.

     Section  11.  Dividends.   Dividends  or  distributions  payable  on  the
Shares of any Series may, but need not be, declared by specific  resolution of the  Board  as to each  dividend  or  distribution;  in lieu of such  specific resolutions,  the Board may, by general  resolution,  determine  the method of computation  thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining  whether and to which
Shareholders they are to be paid in cash or in additional Shares.

   Section 12.  Indemnification.  Before an indemnitee shall be indemnified by the Trust, there shall be a reasonable  determination upon review of the facts that the  person to be  indemnified  was not  liable  by  reason of  disabling conduct as defined in the  Declaration  of Trust.  Such  determination  may be made  either by vote of a  majority  of a quorum of the Board who are  neither
"interested  persons"  of the Trust or the  investment  adviser nor parties to the  proceeding  or by  independent  legal  counsel.  The  Trust  may  advance attorneys'  fees  and  expenses  incurred  in  a  covered  proceeding  to  the indemnitee  if the  indemnitee  undertakes  to repay the advance  unless it is determined  that he is entitled to  indemnification  under the  Declaration of
Trust.  Also at least one of the following  conditions must be satisfied:  (1)
the  indemnitee  provides  security for his  undertaking,  or (2) the Trust is insured  against  losses  arising  by reason of  lawless  advances  or,  (3) a majority of the  disinterested  nonparty Trustee or independent  legal counsel in a written opinion shall  determine,  based upon review of all of the facts, that there is reason to believe that the indemnitee  will  ultimately be found entitled to indemnification.

                                 ARTICLE III

                                   OFFICERS

     Section  1.  Executive  Officers.  The  executive  officers  of the  Fund shall  include a Chairman of the Board of Trustees;  a President,  one or more
Vice-Presidents  (the  number  thereof  to  be  determined  by  the  Board  of
Trustees),  a Secretary  and a  Treasurer.  The  Chairman of the Board and the
President  shall be selected  from among the  Trustees.  The Board of Trustees
may  also  in  its  discretion   appoint  Assistant   Secretaries,   Assistant
Treasurers,   and  other  officers,  agents  and  employees,  who  shall  have authority and perform such duties as the Board or the Executive  Committee may determine.  The Board of Trustees may fill any vacancy  which may occur in any office.  Any two offices,  except those of Chairman of the Board and Secretary and President and  Secretary,  may be held by the same person,  but no officer shall  execute,  acknowledge  or  verify  any  instrument  in  more  than  one capacity,  if such  instrument  is  required  by law or  these  By-Laws  to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office.  The term of office of all  officers  shall be until  their  respective  successors  are chosen  and  qualify;  however,  any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

     Section 3.  Powers and Duties.  The  officers of the Fund shall have such powers and duties as generally  pertain to their respective  offices,  as well as such powers and duties as may from time to time be  conferred  by the Board of Trustees or the Executive Committee.  Unless otherwise ordered by the Board of Trustees, the Chairman of the Board shall be the Chief Executive Officer.

                                  ARTICLE IV

                                    SHARES

     Section 1.  Certificates  of Shares.  Each  Shareholder  of any Series of
the Trust may be issued a certificate or  certificates  for his Shares of that
Series,  in  such  form  as the  Board  of  Trustees  may  from  time  to time prescribe,  but only if and to the extent and on the  conditions  described by the Board.

     Section  2.   Transfer  of  Shares.   Shares  of  any  Series   shall  be
transferable  on the books of the Trust by the holder  thereof in person or by his duly  authorized  attorney or legal  representative,  upon  surrender  and cancellation  of  certificates,  if any, for the same number of Shares of that
Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the signature as the Trust or its agent may reasonably  require; in the case of shares not represented by certificates,  the same or similar requirements may be imposed by the Board of
Trustees.

     Section  3. Share  Ledgers.  The share  ledgers of the Trust,  containing the name and  address  of the  Shareholders  of each  Series and the number of shares  of  that  Series,  held  by them  respectively,  shall  be kept at the principal  offices of the Trust or, if the Trust employs a transfer  agent, at the offices of the transfer agent of the Trust.

      Section  4.  Lost,  Stolen  or  Destroyed  Certificates.  The  Board  of
Trustees may  determine the  conditions  upon which a new  certificate  may be issued in place of a  certificate  which is alleged to have been lost,  stolen or  destroyed;  and  may,  in  their  discretion,  require  the  owner of such certificate or his legal  representative  to give bond, with sufficient surety to the  Trust  and the  transfer  agent,  if any,  to  indemnify  it and  such transfer  agent  against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost,  stolen or destroyed.

                                  ARTICLE V

                                     SEAL

     The Board of  Trustees  shall  provide a suitable  seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

     The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

     The  By-Laws of the Trust may be altered,  amended,  added to or repealed by the  Shareholders or by majority vote of the entire Board of Trustees,  but any such  alteration,  amendment,  addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.